U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES
                     EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 14, 1998

                      ADOLPH COORS COMPANY
     (Exact name of registrant as specified in its charter)

           COLORADO                       0-8251               84-0178360
(State or other jurisdiction of    (Commission File No.)  (I.R.S. Employer
 incorporation or organization)                           Identification No.)

            Golden, Colorado                             80401
(Address of principal executive offices)               (Zip Code)

                                  303-279-6565
              (Registrant's telephone number, including area code)


                         Not applicable
     (Former name or address, if changed since last report)


                     PART II.  OTHER INFORMATION

Item 5.  Other Events

On August 14, 1998, Adolph Coors Company (ACC) issued a news release announcing plans for a Voluntary Severance Program for approximately 200 hourly employees at Coors Brewing Company's (CBC's) Golden facility. CBC anticipates booking a charge related to the program in the third quarter of 1998. The total cost is estimated to range from $17-22 million, pre-tax, with a return expected in about two years.

ACC's August 14, 1998 news release is attached hereto as Exhibit 1.

Item 7.  Financial Statements and Exhibits

    (c)  Exhibits

         1.  News Release of Adolph Coors Company dated August 14, 1998.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  ADOLPH COORS COMPANY


                                  By /s/ M. Caroline Turner

                                  M. Caroline Turner
                                  Vice President and
                                  Assistant Secretary


September 4, 1998